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                                 AMENDMENT NO. 2
                                       TO
                            ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT ("Amendment") is entered into effective as of April 28, 1997, by and among KREG Operating Co., a Delaware corporation ("Purchaser"), Donald M. Koll ("Koll"), The Koll Company, a California corporation ("Seller") and Koll Real Estate Group, Inc. (the "Company").

                                    RECITALS

     A. Purchaser and Seller have previously entered into (i) that certain Asset Purchase Agreement dated as of September 30, 1993 and (ii) that certain Amendment No. 1 to Asset Purchase Agreement dated as of December 29, 1993 (collectively, the "Agreement"). Koll has executed the Agreement for the sole purpose of agreeing and entering into the provisions of Article XII-Covenant Not to Compete (the "Non-Compete") contained therein.

     B. The Company is Purchaser's 100% parent company, and the Company has proposed to effect a recapitalization (the "Recapitalization") as set forth in that certain Registration Statement on Form S-4, Registration No. 333-22121, including any amendments thereto.

     C. In connection with the Recapitalization, the parties hereto wish to amend the termination provisions of the Non-Compete in order to permit the Recapitalization and to add to the events which may cause a termination of the Non-Compete.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the terms of Section 12.4 of the Agreement entitled "Termination" shall be amended and restated to read in full as follows:

     "12.4     TERMINATION.  In addition to the termination of the Covenant
     Not to Compete Set forth in Section 12.1 above on account of the lapse of time as set forth therein, in the event that Purchaser defaults in the payment of any amounts due to the Seller or Koll under this Agreement, and such default continues for a period of ten (10) days after delivery of notice of such payment default by the Seller or Koll, as applicable, the Covenant Not to Compete of the Seller and Koll shall immediately terminate and be of no further force and effect. Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other termination of the Covenant Not to Compete provided in the Agreement, the Covenant Not to Compete of the Seller and Koll shall immediately terminate and be of no further force and effect upon consummation of the Recapitalization, AND the occurrence of any one of the following (i) the resignation of Koll as an officer and director of the Company after the first anniversary of the Recapitalization, (ii) the resignation of Koll as an officer and director of the Company at any time following the consummation of the


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     Recapitalization in the event the Board of Directors of the Company duly resolves to authorize any sale of all or substantially all of the properties or interests in the properties of the Company, any merger or consolidation of the Company with any other entity, other than a merger or consolidation in which the Company will control the merged or consolidated entity, any dissolution of the Company, any cessation of a present operation of the Company or any other extraordinary corporate transaction involving properties or interests in property of the Company, (iii) the removal of Koll from his positions as an officer or director of the Company, or (iv) the failure to elect Koll to such offices at any future meeting of stockholders held after consummation of the Recapitalization.
     In connection with any such termination of the Covenant Not to Compete, Koll, Seller and their respective affiliates shall be released by Purchaser, the Company and their respective affiliates, from claims of usurpation of corporate opportunity, interference with prospective advantage and like torts; provided, Koll, Seller and their respective affiliates will not be released from claims of improper employee solicitation for two (2) years after the consummation of the Recapitalization and, in the event Koll is removed from office with the Company on the basis of a conclusive determination of usurpation of corporate opportunity, Koll and his affiliates will not be released from claims of usurpation of corporate opportunity. In addition, Purchaser, the Company and their respective affiliates shall similarly release any officer, director or employee of the Company who thereafter leaves the Company to join Koll, Seller or their respective affiliates."

     Defined terms not otherwise defined in this Amendment shall have the meanings provided in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first above written.

                                   KREG OPERATING CO., a Delaware corporation


                                   By:  /s/ RAYMOND J. PACINI
                                        --------------------------------------
                                        Raymond J. Pacini
                                        Chief Financial Officer

                                   KOLL REAL ESTATE GROUP, INC., a Delaware corporation


                                   By:  /s/ RAYMOND J. PACINI
                                        --------------------------------------
                                        Raymond J. Pacini
                                        Executive Vice President and
                                        Chief Financial Officer



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                                   THE KOLL COMPANY, a California corporation


                                   By:  /s/ DONALD M. KOLL
                                        --------------------------------------
                                        Name:  Donald M. Koll
                                               -------------------------------
                                        Title: Chairman and
                                               Chief Executive Officer
                                               -------------------------------


                                        /s/ DONALD M. KOLL
                                        --------------------------------------
                                        DONALD M. KOLL


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